QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated June 1, 2012 (except for Note 18, as to which the date is March 28, 2013), which will be signed upon consummation of the transaction described in Note 18 to the consolidated financial statements, with respect to the consolidated financial statements of Fairway Group Holdings Corp. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Melville, New York
April 4, 2013

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM